EXHIBIT 99.1
Multimax Incorporated
Financial Statements and Report of
Independent Certified Public Accountants
December 31, 2006 and 2005

Multimax Incorporated

Report of Independent Certified Public Accountants
Board of Directors
Multimax Incorporated
We have audited the accompanying balance sheets of Multimax Incorporated (the Company), a wholly owned subsidiary of Netco Government Services LLC (formerly known as Netco Government Services, Inc.) (the Parent) as of December 31, 2006 and 2005, and the related statements of earnings, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audits in accordance with the standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multimax Incorporated as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORTON LLP
McLean, Virginia
April 26, 2007

Multimax Incorporated
(amounts in thousands unless otherwise disclosed)
Balance Sheet

December 31,	2006	2005

Assets

Current Assets
Cash and cash equivalents	$34,814	$12,298
Short-term investments	3,967	4,957
Accounts receivable, net of reserves of $2,004 in 2006	58,081	19,525
Cost accumulated in excess of revenues earned on uncompleted contracts	—	13,805
Prepaid expenses and other assets	1,283	464
Deferred tax asset	7,202	3,331

Total current assets	$105,347	$54,380

Property and Equipment, at cost
Building, furniture, fixtures, vehicles	493	213
Network equipment	2,177	693
Other support equipment	5,420	6,346

	$8,090	$7,252
Less accumulated depreciation	(4,770)	(4,975)

	$3,320	$2,277

Other Assets
Costs accumulated in excess of revenues earned on uncompleted contracts	—	19,441
Goodwill	33,788	—
Other intangible assets, net of amortization of $1,941 in 2006	12,145	—
Other non-current assets	—	296
Deferred tax asset	19,464	3,392

	$65,397	$23,129

Total Assets	$174,064	$79,786

Liabilities and Stockholders’ Equity

Current Liabilities
Current portion of capital leases	$68	$—
Accounts payable	13,639	1,655
Accrued salaries and wages	21,100	11,976
Accrued expenses	6,702	1,236
Accrued costs on uncompleted contracts	2,474	—
Income taxes payable	2,947	3,331

Total current liabilities	$46,930	$18,198

Other Liabilities
Capital leases payable	140	—
Other long-term liabilities	125	33

Total other liabilities	$265	$33

Stockholders’ Equity
Preferred stock: series A, no par; authorized, issued and outstanding 10,000 shares, (liquidation preference value $6,500 per share)	65,000	—
Common stock: no par value, authorized 40,000 shares, issued and outstanding 2,000 shares	—	—
Additional paid-in capital	30,364	81,510
Accumulated earnings/(deficit)	31,505	(19,955)

Total stockholders’ equity	$126,869	$61,555

Total Liabilities and Stockholders’ Equity	$174,064	$79,786

The accompanying notes are an integral part of these statements.

Multimax Incorporated
(amounts in thousands unless otherwise disclosed)

Statement of Earnings

December 31,	2006	2005

Revenue	$315,944	$177,998

Cost of revenue	181,970	63,771
Change in estimate	6,207	2,692

Gross Profit	$127,767	$111,535

Indirect Expenses	43,977	35,840

Operating earnings	$83,790	$75,695

Interest and other income	758	336
Interest expense	(1,507)	(4)
Other expenses	(2,756)	—

Net Earnings Before Income Taxes	$80,285	$76,027

Income tax expense	28,825	27,092

Net Earnings	$51,460	$48,935

The accompanying notes are an integral part of these statements.

Multimax Incorporated
(amounts in thousands unless otherwise disclosed)
Stockholders’ Equity

December 31, 2006 and 2005
					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings/(Deficit)	Equity

Balance at January 1, 2005	—	$—	1,000	$—	$149,916	$(68,890)	$81,026

Dividends to parent	—	—	—	—	(98,314)	—	(98,314)
Contribution of tax benefit from the parent	—	—	—	—	29,908	—	29,908
Net earnings	—	—	—	—	—	48,935	48,935

Balance at December 31, 2005	—	$—	1,000	$—	$81,510	$(19,955)	$61,555

Dividends to parent	—	—	—	—	(35,544)	—	(35,544)
Tax benefit due to reorganization	—	—	—	—	22,866	—	22,866
Contribution of tax benefit from the parent	—	—	—	—	21,226	—	21,226
Contribution of assets	—	—	1,000	—	5,306	—	5,306
Preferred shares, no par value	10,000	65,000	—	—	(65,000)	—	—
Net earnings	—	—	—	—	—	51,460	51,460

Balance at December 31, 2006	10,000	$65,000	2,000	$—	$30,364	$31,505	$126,869

The accompanying notes are an integral part of these statements.

Multimax Incorporated
(amounts in thousands unless otherwise disclosed)
Statement of Cash Flows

December 31,	2006	2005

Cash Flows from Operating Activities
Net earnings	$51,460	$48,935
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for bad debts and rate variances	2,004	—
Amortization of discount on short term investments	(213)	(167)
Depreciation	1,545	1,634
Amortization	1,941	—
Deferred tax benefit	(331)	(2,816)
Contribution of tax benefit from Parent	21,226	29,908
Changes in operating assets and liabilities:
Accounts Receivable	(12,520)	(5,565)
Costs accumulated in excess of revenues earned on uncompleted contracts	35,720	16,257
Prepaid expenses and other assets	304	(247)
Noncurrent assets	565	157
Accounts Payable	(537)	1,548
Accrued Payroll	4,771	6,544
Income taxes Payable	(384)	(1,047)
Accrued expenses and other liabilities	158	(1,421)

Net Cash Provided by Operating Activities	$105,709	$93,720

Cash Flows from Investing Activities
Purchases of property and equipment	(2,294)	(1,198)
Acquisition of business, principally goodwill and intangible assets	(51,778)	—
Maturities of short-term investments	13,000	10,000
Purchase of short-term investments	(11,797)	(11,810)

Net Cash used in Investing Activities	$(52,869)	$(3,008)

Cash Flows from Financing Activities
Dividends to Parent	(35,544)	(98,314)
Issuance of long-term debt	47,755	—
Payments on long-term debt	(47,755)	—
Contribution of assets	5,306	—
Payments on capital leases	(86)	—
Payments on long-term borrowings	—	(37)

Net Cash Used in Financing Activities	$(30,324)	$(98,351)

Net Increase/(Decrease) in Cash and Cash Equivalents	22,516	(7,639)

Cash and Cash Equivalents, beginning of year	12,298	19,937

Cash and Cash Equivalents, end of year	34,814	12,298

Supplemental disclosure of cash flow information:
Interest paid	$1,496	$4
Income taxes paid	$9,166	$—

Supplemental disclosure of non-cash activities:
Tax benefit due to reorganization	$22,866	$—
Contribution of tax benefit from Parent	$21,226	$29,908
The accompanying notes are an integral part of these statements.

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE A—DESCRIPTION OF BUSINESS
Multimax Incorporated (the Company), a wholly owned subsidiary of Netco Government Services LLC (f/k/a Netco Government Services, Inc.) (the Parent), is an enterprise integration solutions provider offering network, information technology products, architecture, design, engineering, implementation and management services for enterprise information technology systems primarily to the U.S. federal government market. The Company’s services enable government agencies to transform their enterprise information and technology systems into less-complex, easily managed and secure networks.
The Company is a provider of network management services to the Navy Marine Corps Intranet (NMCI) project as a tier one subcontractor to Electronic Data Systems (EDS), among other Contracts. A majority of the Company’s revenue is related to the NMCI project (see Note I). The objective of the NMCI project is to provide the Navy and the Marine Corps with comprehensive, end-to-end information services through a new common computing and communications environment. The Company is responsible for voice, video and data network services from the telecommunications demarcation at each base to the wall port at each seat.
NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Acquisition and Combination
In accordance with SFAS No. 141, “Business Combinations,” we account for all business combinations by the purchase method. Furthermore, we recognize intangible assets apart from goodwill if they arise from contractual or legal rights or if they are separable from goodwill.
As discussed in note J, on May 31, 2006, the Parent acquired all of the issued and outstanding shares of Multimax, Inc. for cash. Multimax is a Maryland-based systems integrator that provides information technology products primarily within the federal government market. The Company assembles computer products, provides system integration, and research and development services to various agencies within the Department of Defense. The acquisition was made to broaden the federal customer base and to acquire additional federal contracting vehicles to which the company’s integration services could be marketed. The goodwill amounts recognized in the acquisition results from the assembled workforce, including a management team with a proven track record of winning both service and product contract vehicles within the Department of Defense and other agencies with the federal government.
Effective July 1, 2006, all of the assets of the Parent were contributed to Multimax. These financial statements reflect the historical operations of the parent company and the operations of Multimax from the date of acquisition. The operations of Multimax prior to the acquisition are excluded from these financial statements. The total cost of the acquisition has been allocated to the assets acquired and the liabilities assumed based on their respective fair values. Goodwill, none of which is deductible for tax purposes, and other intangibles recorded in connection with the acquisition totaled $47,874.

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Cash is held at two financial institutions, and at times, such balances may be in excess of federally insured limits.
Short-term Investments
The Company evaluates the classification of investments in marketable securities as trading, available-for-sale or held-to-maturity at the time of purchase and periodically re-evaluates such classification. Investments are classified as available-for-sale and are reported at fair value at December 31, 2006 and 2005. Realized gains and losses are included in interest income. Unrealized gains and losses are included in other comprehensive income — if any. The cost of securities is based on the specific identification method.
Accounts Receivable
The Company grants credit to customers in the normal course of business, but the Company generally does not require collateral or any other security from customers. Because the Company’s primary customers are agencies or other instrumentalities of federal, state or local governments, the risk of uncollectible accounts is low. Management performs credit evaluations of non-governmental customers based on financial information and current ability to pay. When such credit evaluations reveal substantial credit risk regarding a particular customer, management will establish appropriate reserves on each of that customer’s billed and unbilled amounts, with a general reserve for smaller aged accounts.
Property and Equipment
Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis for financial reporting purposes and accelerated methods for tax purposes, over the estimated useful lives of the assets, which range from three to seven years or the life of the lease.
Long-lived Assets
The carrying value of long-lived assets is reviewed periodically or when factors indicating impairment are present. Projected discounted cash flows are used when reviewing these assets. When the estimated discounted cash flows to be generated by those assets are less than the carrying amount of the assets, the Company determines if impairment exists. The amount of impairment loss recorded will be measured as the amount by which the carrying value of the assets exceeds the fair value of the assets.
Goodwill and Other Intangible Assets
In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” the company classifies intangible assets into two categories: (1) intangible assets with definite lives subject to amortization and (2) goodwill. The company tests intangible assets with definite lives for impairment if conditions exist that indicate the carrying value may not be recoverable. Such conditions may include an economic downturn in a geographic market or a change in the assessment of future operations. The

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
company records an impairment charge when the carrying value of the definite lived intangible asset is not recoverable by the cash flow generated from the use of the asset.
Goodwill is not amortized. The company performs our impairment test of goodwill annually or more frequently if events or circumstances indicate that goodwill may be impaired. The impairment tests include comparing the fair value of the company with the carrying value. The company uses a number of methodologies in conducting our impairment tests, including discounted cash flow analyses. When the fair value is less than the carrying value of the intangible asset, an impairment charge is recorded to reduce the carrying value of the asset to the fair value.
The company determines the useful lives of our identifiable intangible assets after considering the specific facts and circumstances related to each intangible asset. Factors that are considered when determining useful lives include the contractual term of any agreement, the history of the asset, the company’s long term strategy for the use of the asset, any laws or other local regulations which could impact the useful life of the asset, and other economic factors, including competition and specific market conditions. Refer to Note J.
Revenue Recognition
Revenue from the Company’s long-term contract with EDS is accounted for under the percentage-of-completion, units of delivery method. Revenues under this contract are recognized as individual work stations, and other services are resident on the network managed by the Company. Profits expected to be realized on contracts are based on the Company’s estimates of total contract revenue value and costs at completion. Contract costs in excess of revenues earned are included in the balance sheet as accrued costs on uncompleted contracts. Costs in excess of revenue earned is included in the balance sheet as revenue accumulated in excess of costs earned on uncompleted contracts.
Revenue from time-and-materials contracts is recognized in the period the services are provided and is based on contractually defined billing rates applied to services performed and materials delivered. Revenue from cost-plus-fixed-fee contracts is recognized on the basis of reimbursable contract costs incurred during the period, increased by the applicable fringe benefit, overhead and general and administrative costs to include a percentage of a fixed fee. The Company considers fixed fees under cost-plus-fee contracts to be earned in proportion to the allowable costs actually incurred in performance of the contract for level of effort contracts. Contract costs include direct labor combined with an allocation of operational overhead and other direct costs. Revenue from firm-fixed-price contracts is recognized on the percentage of completion method for performance based contracts and equitably over the year for fixed priced maintenance contracts. Under this method, individual contract revenue earned is increased by the percentage relationship that contract costs incurred bear to the management’s estimate of the costs to complete the effort.
Amounts for contract changes are included in revenues only when realized. Assumptions used for recording revenues are adjusted in the period of change to reflect revisions in contract value and estimated costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. The Company recorded changes in estimate of $6,207 and $2,692 for the years ended December 31, 2006 and 2005, respectively.

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Fair Values of Financial Instruments
Due to their short-term nature, the carrying value of current financial assets and liabilities approximates their fair values. The carrying value of long- term financial liabilities approximate their fair values based on rates that the Company would incur on similar debt.
Income Taxes
Income tax expense includes U.S. federal and state taxes. Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial reporting and the tax basis of existing assets and liabilities. The tax rate used to determine the deferred tax assets and liabilities is the enacted tax rate for the year in which the differences are expected to reverse. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized. Prior to the reorganization, the company’s taxable income was included on the consolidated federal income tax return filed by its parent. Subsequent to the reorganization, the company will not benefit from any remaining net operating carryforwards of the parent. See Note F.
Use of Estimates
Preparing financial statements in conformity with accounting principles generally accepted requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Reclassification
Certain 2005 amounts have been reclassified to conform to the 2006 presentation.

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE C—ACCOUNTS RECEIVABLE
Accounts receivable consist of the following at:

December 31,	2006	2005

Billed	$46,888	$18,186
Unbilled	13,197	1,339

	$60,085	$19,525
Less: reserves for doubtful accounts	2,004	—

	$58,081	$19,525

Unbilled accounts receivable are composed primarily of unbilled costs from billing customers on the basis of contractual terms. Unbilled accounts receivable have been classified as current assets in accordance with industry practice. Management believes that substantially all unbilled receivables at December 31, 2006, will be billed in 2007.

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE D—LONG-TERM OBLIGATIONS
On May 31, 2006, the company obtained a term loan for $47, 755 from a related party, Madeleine LLC, a New York limited liability company, of which the proceeds were used primarily to acquire the outstanding shares of Multimax, Inc. Refer to Note B. The note, which carried a 10% interest rate and a maturity date of May 31, 2011, was paid off, in full, by the company in December 2006.
Long-term obligations currently outstanding consist of:

December 31,	2006	2005

Equipment & vehicle financing	$208	$—
Less: current portion	68	—

	$140	$—

Equipment and Other Financing
The Company acquired vehicles and office equipment under capital leases totaling $294 and $0 in 2006 and 2005 respectively. The outstanding balance of the lease obligations were $208 and $ 0 at December 31, 2006 and 2005, respectively.
Minimum Lease Payments including executory and interest expense are as follows:

2007	$91
2008	71
2009	62
2010	36
2011	0
Thereafter	0

$260

Less: executory costs and interest	52

Present value of minimum lease payments	$208

Less: current portion	68

$140

NOTE E—CAPITAL STOCK
The Company has the following classes of capital stock:
Common Stock
As of December 31, 2006, the Company’s authorized common stock consisted of Forty Thousand (40,000) shares, no par value. As of December 31, 2006, a total of Two Thousand (2,000) shares of

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE E—CAPITAL STOCK — Continued
common stock were issued and outstanding. The shares are owned by Netco Government Services LLC, our Parent.
Adjustable Rate Series A Cumulative Preferred Stock Shares Without Par, and Additional Common Shares
As of December 31, 2006, the Company’s authorized preferred, no par value, stock consisted of Ten Thousand (10,000) shares of adjustable rate series A cumulative preferred stock (“Preferred Shares”). As of December 31, 2006, the total number of the Company’s issued and outstanding Preferred Shares consisted of Ten Thousand (10,000) shares owned by Parent.
Dividends on each Series A preferred share are cumulative from the issue date and payable, without interest, when declared by the Board of Directors. The issue date is June 30, 2006, and the dividends accumulate at rate of prime plus 4% per annum on the liquidation preference value of $6,500 per share. As of December 31, 2006, no dividends have been declared and the dividends accumulated through that period are $3,981.

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE F—INCOME TAXES
Income tax expense consists of the following:

December 31,	2006	2005

Current	$29,158	$29,908
Deferred	(333)	(2,816)

	$28,825	$27,092

The effective tax rate differs from the statutory rate primarily as a result of the following:

December 31,	2006	2005

Tax at statutory rate	35.0%	34.0%
State income taxes	0.1%	1.0%
Permanent differences	0.2%	0.1%
Other	0.6%	0.0%

	35.9%	35.1%

Components of deferred tax assets are as follows:

December 31,	2006	2005

Current:
Vacation accrual	$937	$694
Tax Basis, Step Up	2,177	0
Doubtful accounts	250	0
Accrued bonuses	3,853	2,374
Other	(15)	263

Net current deferred tax assets	$7,202	$3,331

Non-current:
Depreciation and amortization	$27	$39
Tax basis intangibles	23,075	0
Acquired intangibles	(3,712)	0
AMT credit & Other	74	3,353

Net non-current deferred income taxes	$19,464	$3,392

	$26,666	$6,723

During 2006, Multimax was acquired by Netco Government Services LLC as discussed in Note J. The acquisition was accounted for as a business combination in accordance with SFAS 141. As a result, the Company recorded a net deferred tax liability of $4,521 and a corresponding increase to goodwill.

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE F—INCOME TAXES — Continued
On July 1, 2006, the Company completed a reorganization with its majority shareholder whereby the assets of Netco Government Services were transferred to the Company in exchange for preferred stock. As a result of this transaction, the Company recorded an increase to the tax basis of its intangible assets of $65,000, which the Company will amortize for tax purposes over 15 years. The Company recorded a deferred tax asset of $22,866 related to this transaction and a corresponding increase to additional paid-in-capital.
NOTE G—COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company leases certain general office facilities. Under the lease agreements, operating expenses including maintenance, utilities, real estate taxes and insurance are paid by the Company. Total rent expense under operating leases was $827 and $952 for the years ended December 31, 2006 and 2005 respectively.
Future minimum lease obligations are as follows:

2007	$883
2008	563
2009	309
2010	232
2011	59
Thereafter	0

$2,046

Employment Agreements
The Company has entered into employment agreements with certain key employees of the Company. The agreements provide for certain benefits to the employee as well as severance if the employee is terminated without cause. The severance amounts to 12 months’ of the base salary. The agreements provide for a base salary, bonuses if targets are met and other customary benefits that are renewable on an annual basis by the Board of Directors.
Legal Proceedings
The Company is engaged in certain legal proceedings and claims arising in the ordinary course of its business. The ultimate liabilities, if any, which may result from these or other pending or threatened legal actions against the Company cannot be determined at this time. However, it is the opinion of management that facts known at the present time do not indicate such litigation will have a material adverse effect on the financial position of the Company.

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE H—SAVINGS AND RETIREMENT PLAN
The Parent has a 401(k) savings and retirement plan covering all eligible employees. Employees may contribute up to 100 percent of their compensation, as long as they do not exceed the IRS annual maximum. The current plan requires matching contributions of 50 percent of the employee contributions up to the first 6 percent of an employee’s compensation. The Company contributed $1,167 and $710, to the 401(k) match during the years ended December 31, 2006 and 2005, respectively.
NOTE I—MAJOR CUSTOMER
The Company has an indefinite quantity-type contract with EDS to complete the NMCI project (NMCI Contract). The NMCI Contract covers a base period of five years through September 2005, and was later amended to add two years to the base term. In March 2006, the NMCI Contract was extended an additional three years through September 2010. For the period ending December 31, 2006, 59% of the company’s revenue was realized through the NMCI Contract with the remainder originating primarily between contracts with the Harris Corporation, the U.S. Air Force, the U.S. Navy, and the U.S. Army.
Contract amounts, related to the NMCI contract and included in the balance sheet, are as follows:

December 31,	2006	2005

Accumulated costs incurred on uncompleted contract	$332,991	$268,500
Accumulated costs recognized	(335,465)	(235,254)

Accrued cost on uncompleted contract	$(2,474)	$—

Costs accumulated in excess of revenues earned on uncompleted contracts	$—	$33,246

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE J— ACQUISTIONS AND INVESTMENTS
On May 31, 2006, the Parent acquired 100% of the issued and outstanding shares of Multimax, Inc., a Maryland based systems integrator that provides information technology products and services primarily within the Federal government market. The total net cash payments through December 31, 2006 amounted to $51,778. A contingency payment of $2,000 was made to the sellers in February 2007. This contingency payment was made for a government contract that was awarded to the seller subsequent to the transaction closing date of May 31, 2006. In addition to the amounts paid through December 31, 2006 and the $2,000 payment in January 2007, the Company may be required to pay up to, and not to exceed, $1,500 for tax benefits that will have a positive impact on the Company’s 2006 tax return. This final consideration, associated with the use of the tax benefits acquired in the transaction, is expected to be settled when the final 2006 return is submitted in June of 2007. The financial results of the acquired company are included the financial statements from the date of the closing.
The company has recognized the fair values of the assets acquired and liabilities assumed and has allocated a portion of the total consideration paid to the identifiable net assets acquired, and to the intangible assets and goodwill as follows:

Net tangible assets acquired	$10,425

Intangible assets identified:
Customer-related intangible assets	10,550
Marketing-related intangible assets	2,763
Technology-related intangible assets	773
Goodwill	33,788

$58,299

Less: deferred tax liability	4,521

$53,778

The fair values reported above represent management’s estimates of the fair values, as of the acquisition date, for the assets acquired on May 31, 2006. The Company assigned the fair values above using an independent valuation specialist. The Company is amortizing all of the identifiable intangible assets over periods ranging from 3.5 to 4.5 years.

Multimax Incorporated
Notes to the Financial Statements for the Years ended December 31, 2006 and 2005
(amounts are in thousands unless otherwise disclosed)

NOTE K— GOODWILL AND OTHER INTANGIBLE ASSETS
The following table sets forth information for intangible assets subject to amortization and for intangible assets not subject to amortization:

December 31,	2006	2005

Amortized intangible assets:
Gross Carrying Amount	$14,086	$—
Less accumulated amortization	1,941	—

Amortized intangible assets — net	$12,145	$—

Unamortized intangible assets:
Goodwill	$33,788	$—

Information about estimated amortization expense for intangible assets subject to amortization for the five years succeeding December 31, 2006, is as follows:

Amortization
Expense

2007	$3,327
2008	3,327
2009	3,261
2010	2,230
2011	0

$12,145